LIMITED POWER OF ATTORNEY

As a trustee of the BLUEROCK TOTAL INCOME+ REAL ESTATE FUND, the undersigned hereby constitutes and appoints with full power of substitution each of JOANN M. STRASSER, ANDREW J. DAVALLA, PHILIP B. SINENENG, BIBB STRENCH, and MICHAEL V. WIBLE, acting singly, the undersigned's true and lawful attorney-in-fact to:

(1)	Prepare and execute for the undersigned, Forms 3, 4, and 5 and amendments thereto regarding his status and regarding Shares of Beneficial Interest of the BLUEROCK TOTAL INCOME+ REAL ESTATE FUND in accordance with Section 30(h) of the Investment Company Act of 1940 and the rules thereunder and Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	File any such Form 3, 4, or 5 or amendments thereto with the United States Securities and Exchange Commission (the "SEC"); and

(3)	Take any other action which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing.

The undersigned acknowledges that neither the foregoing attorneys-in-fact nor the BLUEROCK TOTAL INCOME+ REAL ESTATE FUND is assuming the undersigned's responsibilities to comply with Section 30(h) of the Investment Company Act of 1940 and the rules thereunder and Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Limited Power of Attorney may be filed with the SEC as may be necessary or appropriate.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 10th day of December 2025.

/s/Ryan MacDonald

Ryan MacDonald

Trustee

STATE OF NEW YORK	)

) ss:

COUNTY OF NEW YORK	)

On the 10th day of December in the year of 2025, before me, the undersigned notary public, personally appeared Ryan MacDonald, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, executed the instrument.

Given under my hand and seal of office this 10th day of December 2025.

Notary Signature:	/s/ Samantha Pittel

Notary Seal

SAMANTHA PITTEL

Notary Public – State of New York

No. 02PI0012037

Qualified in New York County

My Comm. Expires Aug. 15, 2027